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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




                       PURSUANT TO SECTION 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934



                                Date of Report:
                       (Date of earliest event reported)

                               September 10, 1995



                              UJB Financial Corp.
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             (Exact name of registrant as specified in its charter)



        NEW JERSEY                    1-6451                 22-1903313
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    (State or other juris-         (Commission             (IRS Employer
   diction of incorporation         File No.)           Identification No.)
      or organization)


                      301 Carnegie Center, P.O. Box 2066,
                        Princeton, New Jersey 08543-2066
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code (609) 987-3200

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Item 5. Other Information.

Agreement and Plan of Merger

     On September 10, 1995, Registrant and The Summit Bancorporation ("Summit"), entered into an Agreement and Plan of Merger (the "Agreement") providing for, among other things, (i) the merger of Summit into the Registrant (the "Merger");
(ii) the exchange of each outstanding share of the Common Stock of Summit ("Summit Common") for 0.90 shares of the Common Stock of the Registrant ("UJB Common"), with cash being paid in lieu of issuing fractional shares of UJB Common; and (iii) the exchange of each outstanding share of the $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit for one share of a newly created class of Preferred Stock of the surviving corporation in the Merger designated the $25 stated value Adjustable Rate Cumulative Preferred Stock; all upon the satisfaction of the terms and conditions set forth in the Agreement, including the receipt of approval from the shareholders of both the Registrant and Summit and the Board of Governors of the Federal Reserve System. No assurance can be given that the Merger will be consummated.

     In connection with the execution of the Agreement, Summit granted to the Registrant an option to purchase, under certain circumstances, up to 19.9% of the outstanding shares of Summit Common. Similarly, the Registrant granted Summit an option to purchase, under certain circumstances, up to 19.9% of the outstanding shares of UJB Common. The exercise prices of the options, respectively $26.75 and $36.625, were arrived at by mutual agreement of the parties.

     On September 11, 1995 a news release ("News Release") announcing the execution of the Agreement was issued by the Registrant. The News Release is attached hereto as Exhibit 99(b) and is incorporated herein by reference.

     On September 11, 1995, two separate meetings with respect to the Merger (the "Meetings") were held by the Registrant, one with investment analysts and one with print and broadcast media reporters. At the Meetings, certain financial and other information was presented. The information and materials presented at the meeting contained, among other things, information with respect to (i) deal economics (earnings-per-share accretions in 1997; expense savings; internal rate of return; one-time charges and estimated book value dilution); (ii) one-time restructuring charges expected to be taken by the Registrant and Summit in connection with the Merger; (iii) estimated expense reductions and (iv) estimated pro forma earnings for 1996 and illustrative earnings for 1997 based on the estimated 1996 earnings grown at 8.0%.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.                        Description
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(99)(a)  Meeting materials illustrating: (i) deal economics (earnings-per-share accretions in 1997; expense savings; internal rate of return; one-time charges and estimated book value dilution); (ii) one-time restructuring charges expected to be taken by the Registrant and Summit in connection with the Merger; (iii)estimated expense reductions and (iv) estimated pro forma earnings for 1996 and illustrative earnings for 1997 based on the estimated 1996 earnings grown at 8.0%.

(99)(b)  News Release dated September 11, 1995.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 13, 1995                        UJB FINANCIAL CORP.


                                                By: /s/ DENNIS A. WILLIAMS
                                                    --------------------------
                                                        Dennis A. Williams
                                                        Senior Vice President

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                                 EXHIBIT INDEX

Ex. No.                           Description
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(99)(a)  Meeting materials illustrating: (i) deal economics (earnings-per-share accretions in 1997; expense savings; internal rate of return; one-time charges and estimated book value dilution); (ii) one-time restructuring charges expected to be taken by the Registrant and Summit in connection with the Merger; (iii) estimated expense reductions and (iv) estimated pro forma earnings for 1996 and illustrative earnings for 1997 based on the estimated 1996 earnings grown at 8.0%.

(99)(b)  News Release dated September 11, 1995.

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